EX-10.1

EXECUTION COPY

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (the “Agreement”) is made as of November 26, 2007, by and between ARP BioMed, Ltd., a limited liability company incorporated under the laws of the State of Israel, with its business address for purposes hereof at 50 Dizingoff Street, Migdal Al, Tel Aviv, 64322 (“Seller”), and GammaCan International, Inc., a corporation incorporated under the laws of the State of Delaware, with its business address for purposes hereof at 39 Jerusalem Street, Kiryat Ono, 55423, Israel (the “Purchaser”). Each of Seller and Purchaser is herein referred to as a “Party”, and collectively, the “Parties”.

WHEREAS:

     A. GammaCan Ltd. (the “Company”) is a limited liability company incorporated under the laws of the State of Israel, and a subsidiary of Purchaser.

     B. On June 11, 2004, Seller and the Company entered into that certain Sale of Intellectual Property Agreement, a copy of which is attached hereto as Exhibit A (the “IP Agreement”), pursuant to which, among other things, Seller sold to the Company all of its intellectual property rights in consideration of the issuance of shares in the Company.

     C. The Company’s authorized share capital is NIS 100,000, divided into 10,000,000 Ordinary Shares, par value NIS 0.01 each (“Shares”). Following the closing under the IP Agreement, 100,000 Shares of the Company are issued and outstanding, of which the Purchaser holds 87,500 Shares and the Seller holds 12,500 Shares.

     D. Seller wishes to sell to the Purchaser all of its Shares in the Company in consideration of the issuance of shares and warrants to purchase shares of the Purchaser, as set forth herein, and Purchaser is interested in purchasing all of the Seller’s Shares in the Company in consideration of the issuance of shares and warrants to purchase shares of the Purchaser, as set forth herein, all on the terms and conditions set forth herein.

     E. The Parties wish to set forth in writing their agreement in connection with such transaction.

NOW, THEREFORE, in consideration of the mutual promises, covenants, conditions, representations and warranties set forth herein, and intending to be legally bound hereby, the parties agree as follows:

1.	Sale and Purchase of Shares; Issuance of Shares and Warrant

1.1.

Subject only to the Closing (as defined herein) and the other terms and conditions herein, Seller hereby sells and transfers to the Purchaser 12,500 Ordinary Shares, par value NIS 0.01 each (the “Purchased Shares”) in consideration of the issuance and delivery to the Seller, at the Closing, of:

1.1.1.

2,697,535 shares (the “Issued Shares”) of Common Stock, par value US$ 0.0001 per share, of the Purchaser (the “Common Stock”), which constitute 3.71% of the outstanding Common Stock on a fully diluted basis as of the date hereof; and

1.1.2.

A Warrant, in the form and on the terms set forth in the Warrant Certificate attached hereto in Exhibit B-1 (the “Warrant”), to acquire up to 1,123,973 shares of Common Stock, par value US$ 0.0001 per share of the Purchaser, at an exercise price per share equal to the Fair Market Value (as hereinafter defined). For purposes hereof, the term “Fair Market Value” shall mean the average last sales price of such Common Stock on each of the sixty trading days prior to the date hereof. Assuming the exercise in full of the Warrants, the Seller shall hold, together with the Issued Shares, 5.18% of the outstanding Common Stock on a fully diluted basis as of the date hereof.

1.1.3.

A Warrant, in the form and on the terms set forth in the Warrant Certificate attached hereto in Exhibit B-2 (the “Additional Warrant”), to acquire up to 449,589 shares of Common Stock, par value US$ 0.0001 per share of the Purchaser, at an exercise price per share equal to the Fair Market Value. Assuming the exercise in full of the Additional Warrants, the Seller shall hold, together with the Issued Shares and the Warrants, 5.75% of the outstanding Common Stock on a fully diluted basis as of the date hereof.

1.2.

Seller confirms that the issuance of the Issued Shares, the Warrant, and the Additional Warrant shall be the sole, full, complete and final consideration which Seller is entitled to in connection with the transactions contemplated hereunder, and Seller shall not be entitled to any additional consideration or payment in connection with the transactions contemplated hereunder.

1.3.

Seller shall pay all taxes, and be solely and exclusively responsible for all of Seller’s tax consequences, arising in connection with the sale of the Purchased Shares. Seller will indemnify the Purchaser against and hold it harmless from any liability for such tax liability, including any interest or penalty thereon. Further, Seller undertakes to provide to the Purchaser a specific ruling from the Israeli Tax Authority providing for an exemption from withholding or deducting at source any tax in connection with the transactions contemplated hereunder (“Ruling”), such Ruling to be in form and substance reasonably satisfactory to Purchaser, with no imposition of any responsibility or burden on Purchaser other than as shall be expressly agreed by Purchaser in its sole discretion. Seller understands and acknowledges that, notwithstanding a Closing hereunder, the Purchased Shares, the Warrant, and the Additional Warrant shall not be issued to the Seller in the absence of such Ruling. Prior to applying for a Ruling, Seller shall consult and coordinate with Purchaser all activities regarding the preparation and filing of the request for such Ruling and all submissions that may be necessary or desirable in connection therewith.

1.4.

Purchaser shall pay all taxes, and be solely and exclusively responsible for all Purchaser’s tax consequences, arising in connection with the transaction detailed hereunder. Purchaser will indemnify the Seller against and hold it harmless from any liability for such tax liability of Purchaser, including any interest or penalty thereon.

2.

Conditions to Closing. This closing of the transaction contemplated hereby (the “Closing”) shall take place at the law offices of Israeli counsel to the Purchaser, Ori Rosen & Co., 1 Azrieli Center, Tel Aviv 67021, Israel, at 17:00 on the fifth business day following the satisfaction of the conditions set forth herein, or at such other time and place as the Parties may agree.

At the Closing, the following transactions shall occur simultaneously (no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered):

	2.1.	Seller shall deliver to the Purchaser the following documents:

2.1.1.

A resolution of the Board of Directors of the Seller, in the form of Exhibit C, (i) approving the execution, delivery and performance by the Seller of this Agreement, (ii) without limiting the generality of the foregoing, approving the transfer of the Purchased Shares from Seller to the Purchaser on the terms set forth herein, and (iii) approving the execution, delivery and performance by the Seller of IP Agreement Amendment (as such term is defined below);

		2.1.2.	A resolution of the Shareholders of the Seller, in the form of Exhibit D, approving the resolution of the Board of Directors of the Seller set forth above;

2.1.3.

The Share Certificate issued by the Company in the name of Seller, reflecting the Purchased Shares, and a share transfer deed transferring the Purchased Shares to the Purchaser, duly executed by the Seller;

		2.1.4.	A compliance certificate, in the form of Exhibit E, duly executed by an officer of the Seller and dated the date of the Closing, in a form acceptable to the Purchaser;

		2.1.5.	A certificate of exemption, or the Ruling, as set forth in Section 1.3;

		2.1.6.	The Amendment to Sale of Intellectual Property Agreement in the form on Exhibit F hereto (the “IP Agreement Amendment”), duly executed by the Seller.

		2.1.7.	A lock-up agreement, in the form of Exhibit G, duly executed by the Seller.

	2.2.	Purchaser shall deliver to the Seller the following documents:

2.2.1.

A resolution of the Board of Directors of the Purchaser, in the form of Exhibit H, (i) approving the execution, delivery and performance by the Purchaser of this Agreement, and (ii) without limiting the generality of the foregoing, approving the issuance of the Issued Shares, the Warrant and the Additional Warrant to the Seller;

	2.2.2.	A duly executed Share Certificate issued by the Purchaser in the name of Seller, reflecting the Issued Shares, duly executed by the Purchaser;

	2.2.3.	The Warrant attached in Exhibit B-1, duly executed by the Purchaser;

	2.2.4.	The Additional Warrant attached in Exhibit B-2, duly executed by the Purchaser;

	2.2.5.	A compliance certificate, in the form of Exhibit I, duly executed by an officer of the Purchaser and dated the date of the Closing, in a form reasonably acceptable to the Seller; and

	2.2.6.	The IP Agreement Amendment duly executed by the Purchaser.

	2.2.7.	A duly executed registration rights agreement (the “Registration Agreement”), in the form of Exhibit J.

2.3.	The obligation of the Seller to consummate the Closing is subject to the satisfaction or waiver by the Seller of the following conditions:

	2.3.1.	Purchaser shall have performed all of its obligations hereunder required to be performed on or prior to the Closing.

2.3.2.

The representations and warranties of the Purchaser contained in this Agreement at the time of its execution and delivery and in any agreement, document, certificate or other writing delivered by the Purchaser pursuant hereto shall be true at and as of the Closing, as if made at and as of such date.

	2.3.3.	Seller shall have received all Closing documents listed in this Agreement duly executed, all in form and substance reasonably satisfactory to the Seller.

2.3.4.

No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit or materially alter the consummation of the Closing. No proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted or be pending.

2.4.	The obligation of the Purchaser to consummate the Closing is subject to the satisfaction or waiver by the Purchaser of the following conditions:

	2.4.1.	Seller shall have performed all of its obligations hereunder required to be performed on or prior to the Closing.

	2.4.2.	The representations and warranties of the Seller contained in this Agreement at the time of its execution and delivery and in any agreement, document, certificate or other writing delivered by the

Seller pursuant hereto shall be true at and as of the Closing, as if made at and as of such date.

2.4.3.

Purchaser shall have received all Closing documents listed in this Agreement duly executed, and any other documents that it may reasonably request, all in form and substance reasonably satisfactory to the Purchaser.

2.4.4.

No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit or materially alter the consummation of the Closing. No proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted or be pending.

2.4.5.

The Seller shall have received the Ruling, which Ruling shall be in form and substance reasonably satisfactory to Purchaser, with no imposition of any responsibility or burden on Purchaser other than as shall be expressly agreed by Purchaser in its sole discretion.

3.

Representations and Warranties of Seller. Seller represents and warrants to the Purchaser, and acknowledges that the Purchaser is entering into this Agreement in reliance thereon, that, as of the date hereof and as of the date of the Closing:

3.1.

Seller has the full power and authority to execute and perform this Agreement. This Agreement constitutes the valid and binding obligation of the Seller, enforceable against Seller in accordance with its terms.

3.2.

The execution and performance by Seller of this Agreement do not conflict with, or result in a breach or violation of, any agreement, judgment, order, laws or regulations applying to Seller, and do not require the consent or approval of any person, which consent or approval has not been obtained prior to the date hereof.

3.3.

Seller is the lawful owner of the Purchased Shares, and upon sale and delivery of the Purchased Shares, as provided herein, Seller shall convey to the Purchaser good and marketable title to the Purchased Shares, free and clear of any and all liens, encumbrances, claims, restrictions, options, proxies or other agreements of any kind whatsoever (collectively, “Liens”). The Seller has no other securities of any type or nature whatsoever in the Company.

3.4.

Seller understands that the Issued Shares, the Warrant, the Additional Warrant, and any shares of the Purchaser issued as a result of the exercise of the Warrant or the Additional Warrant (collectively, the “Purchaser’s Securities”) are characterized as “restricted securities” under the federal securities laws, since the Purchaser’s Securities are being acquired from the Purchaser in a transaction not involving a public offering, and that under such laws and applicable regulations, and without limiting the agreements between the Parties in Section 5 below, the Purchaser’s Securities may be resold without registration under the Securities Act of 1933, as amended (the “Securities Act”), only in certain limited circumstances, or based on an exemption from registration. Seller understands that, except as otherwise provided in, and solely to the extent specified in, the Registration Agreement, the Purchaser has no obligation to file a registration statement under the Securities Act for the Purchaser’s Securities, and that except as otherwise provided herein, the Seller has no obligation to otherwise assist Seller in complying with any exception from registration. Seller represents that it is familiar with Rule 144 promulgated under the Securities Act and understands the resale limitations imposed thereby and by the Securities Act.

3.5.

Seller will be acquiring the Purchaser’s Securities for its own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part, in violation of the Securities Act, and no other person has a direct or indirect beneficial interest in such Purchaser’s Securities or any portion thereof. Further, Seller does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Purchaser’s Securities or any part thereof.

3.6.

Seller is not acquiring the Purchaser’s Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by person previously not known to Seller.

3.7.

Seller has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Purchaser’s Securities. Seller is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act. Seller has not been organized for the purpose of acquiring the Shares. Seller has been provided an opportunity for a reasonable period of time prior to the date hereof to obtain information concerning the Purchaser and all other information, to the extent the Purchaser possesses such information or can acquire it without unreasonable effort or expense. Without derogating from Purchaser’s representations in Section 4 below, Seller confirms that it has carefully reviewed all of the Purchaser’s filings (the “Purchaser SEC Filings”) under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Seller is not relying on the Purchaser or its affiliates or agents with respect to economic considerations involved in this investment. Seller has relied solely on its own advisors.

3.8.

No representations or warranties have been made to Seller by the Purchaser, or any officer, employee, agent, affiliate or subsidiary thereof, other than the representations of the Purchaser contained herein, and Seller is not relying upon any representations other than those contained herein.

3.9.

Seller understands that the Purchaser’s Securities are being offered in reliance on an exemption from the registration requirements of United States federal and state securities laws under Regulation D promulgated under the Securities Act of 1933, and that the Purchaser is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Seller set forth herein in order to determine the applicability of such exemptions and the suitability of Seller to acquire the Purchaser’s Securities. Seller realizes that the basis for the exemption may not be present if, notwithstanding such representations, Seller has in mind merely acquiring the Purchaser’s Securities for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. In this regard, Seller represents, warrants and agrees that:

3.9.1.	Seller will offer, sell, pledge or otherwise transfer the Purchaser’s Securities only pursuant to registration under the Securities Act or an available exemption therefrom, in accordance with all applicable state and foreign securities laws and subject to the provisions of this Agreement. Notwithstanding the above, the Seller may at any time transfer any of the Issued Shares, the Warrant the Additional Warrant, and the shares resulting from the exercise of the Warrant or the Additional Warrant to its shareholders and by the Seller’s shareholders to their respective Permitted Transferees, provided that such shareholders agree to be bound by the provisions set forth herein, in the Lock-Up Agreement, Registration Rights Agreement, the Warrant, and the Additional Warrant.

The term “Permitted Transferee” shall mean (i) in the case of transfers from a shareholder to any other entity which controls, is controlled by or is under common control with, such shareholder, and as to any shareholder which is a general or limited partnership, assignments and transfers to its partners and to affiliated partnerships managed by the same management company or managing general partner or by an entity which controls, is controlled by, or is under common control with, such management company or managing general partner, (ii) in the case of transfers from a shareholder who is a trustee to its beneficiaries or an alternate trustee for the same beneficiaries, and (iii) in the case of transfers from an individual, to such person’s spouse, siblings, ancestors and descendants, any spouse of such sibling, ancestors or descendants, or any trust for the benefit of such person, provided, in each case, that each Permitted Transferees is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended.

3.9.2.	Each certificate representing the Purchaser’s Securities shall be endorsed with substantially the following legend, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED UNLESS (1) A

REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THESE SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES, AS APPLICABLE, MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS..”

3.10.

Seller consents to the Purchaser making a notation on its records or giving instructions to any transfer agent of the Purchaser in order to implement the restrictions on transfer of the Purchaser’s Securities set forth herein.

3.11.

Seller understands that an investment in the Purchaser’s Securities is a speculative investment which involves a high degree of risk. Seller is aware that no federal or state agency has (i) made any finding or determination as to the fairness of this investment, (ii) made any recommendation or endorsement of the Purchaser’s Securities or the Purchaser, or (iii) guaranteed or insured any investment in the Purchaser’s Securities or any investment made by the Purchaser.

	3.12.	Seller understands there is a substantial risk of further dilution on the Purchaser’s shares.

4.

Representations and Warranties of the Purchaser. Purchaser hereby represents and warrants to the Seller, and acknowledges that the Seller is entering into this Agreement in reliance thereon, that as of the date hereof and as of the date of the Closing:

	4.1.	The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

4.2.

Purchaser has the full power and authority to execute, deliver and perform this Agreement. The execution and delivery by the Purchaser of this Agreement, and the consummation by the Purchaser of the transactions contemplated hereby, have been duly authorized by all requisite corporate action. This Agreement constitutes the valid and binding obligation of Purchaser, enforceable against it in accordance with its terms.

4.3.

The execution, delivery and performance by Purchaser of this Agreement do not conflict with, or result in a breach or violation of, any agreement, judgment, order, laws or regulations applying to the Purchaser, and do not require the consent or approval of any person, which consent or approval has not been obtained prior to the date hereof.

4.4.

The authorized capital stock of the Purchaser consists of (a) 100,000,000 shares of common stock, par value $0.0001 per share, which 44,958,917 shares are issued and outstanding, and 20,000,000 shares of preferred stock, par value $0.0001 per share, none of which is outstanding. Options and warrants exercisable for an aggregate of 25,062,558 shares of Common Stock are outstanding at the date hereof, as described in the SEC Filings. The Purchaser SEC Filings describe in all material respects the options and warrants to acquire shares of common stock of the Purchaser outstanding at the date hereof. Except as stated above, there are no outstanding options, warrants or agreements or rights to acquire shares of the Purchaser. Assuming that the representations of the Sellers set forth in Section 3 above are true and correct, the offer, sale and issuance of the shares of Purchaser’s Securities shall be exempt from the registration requirements of Section 5 of the Securities Act. The Purchaser has complied with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Purchaser’s Securities.

4.5.

The Issued Shares, when issued and allotted, will be duly authorized, validly issued, fully paid, non-assessable, and free of any preemptive rights, will be issued free and clear of any Liens, other than as provided under applicable securities laws, and will be duly registered in the Purchaser’s stock ledger. Each of the Warrant and the Additional Warrant, when issued, will be duly authorized, validly issued, non-assessable, and free of any preemptive rights, will be issued free and clear of any Liens, other than as provided under applicable securities laws, and will be duly registered in the Purchaser’s warrant register. When issued, the shares resulting from the exercise of the Warrant or the Additional Warrant, as applicable, will be duly authorized, validly issued, fully paid, non-assessable, and free of any preemptive rights, will be issued free and clear of any Liens, other than as provided under applicable securities laws, and will be duly registered in the Purchaser’s stock ledger.

4.6.

As of the date of the Closing, all documents, reports and/or press releases which Purchaser is required to file or submit under any applicable securities and/or stock exchange law, rule or regulation, as amended or supplemented, if applicable (including the Exchange Act and the Securities Act) have been filed in a timely manner and have (a) complied in all material respects with the applicable requirements of any such law, rule or regulation, and (b) did not contain any untrue statements of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

5.	Additional Agreement of the Parties.

	5.1.	Rule 144 Benefits. With a view to making available the benefits of Rule 144 under the Securities Act (or similar rule then in effect) available to the Seller, the Purchaser shall:

5.1.1.

Use best efforts to make and keep available adequate current public information with respect to the Purchaser within the meaning of Rule 144(c) under the Securities Act (or similar rule then in effect);

5.1.2.

Furnish to the Seller upon request (i) a written statement by the Purchaser as to its compliance with the informational requirements of Rule 144(c) (or similar rule then in effect) or (ii) a copy of the most recent annual or quarterly report of the Purchaser and such other reports and documents filed with the Securities and Exchange Commission as such holder may reasonably request in availing itself of any rule or regulation of the Securities and Exchange Commission allowing the Seller to sell any securities without registration;

5.1.3.

Comply with all other necessary filings and other requirements so as to enable the Seller and any transferee thereof to sell the Purchaser’s Securities under Rule 144 under the Securities Act (or similar rule then in effect); and

5.1.4.

Cooperate with the Seller to the extent reasonably necessary to enable the Seller to dispose of the Purchaser’s Securities (or a portion thereof) pursuant to Rule 144 or any similar law, rule or regulation.

6.	Miscellaneous.

6.1.

This Agreement, the preamble and all exhibits and schedules hereto constitute the full and entire understanding and agreement between the Parties with regard to the sale of Purchased Shares, and supersede, nullify and terminate all prior agreements between the Parties with regard to such subject matter.

	6.2.	No amendment of this Agreement shall be effective unless made in writing and signed by or on behalf of each of the Parties.

6.3.

Any notice required or permitted hereunder shall be in writing and shall be sent by registered mail, personal delivery or confirmed facsimile to the relevant Parties hereto at the respective addresses set forth below (as may be changed by each of the parties from time to time). Any notice shall operate and be deemed to have been served, if personally delivered or sent by fax on the next following business day, and if by registered mail, within three business days of dispatch. Addresses of the parties for the purposes of this Agreement are as follows:

To the Seller:	ARP BioMed Ltd.
c/o Mr. Yair Aloni
12A Shbazi Street, Neve Tzedek, Tel Aviv
Telephone: +972-544234075
Facsimile: +972-3-5165276

with a copy to (which shall not constitute service of
process on):

Yigal Arnon & Co.
1 Azrieli Center, Tel Aviv, 67021, Israel
Fax: 972-3-6087713
Attn: Ms. Orly Tsioni, Adv.

To the Purchaser:	GammaCan International, Inc.
39 Jerusalem Street
Kiryat Ono, 55423, Israel
Fax: 011-972-3-635-6015
Attn: Chief Executive Officer

with a copy to (which shall not constitute service of
process on):

Ori Rosen & Co., Law Offices
1 Azrieli Center, Tel Aviv 67021, Israel
Fax: 972-3-6074701
Attn: Mr. Ori Rosen, Adv.

6.4.	Each Party shall bear all costs and expenses related to this Agreement and the performance of its obligations hereunder, including all tax consequences.

6.5.

Seller agrees not to make any announcement or publication of or in respect of the existence or subject matter of this Agreement, and to keep the transaction, this Agreement and the terms of this Agreement strictly confidential, and not to disclose the same without the prior approval of the Purchaser (except insofar as any statement is required by law or by the rules or regulations of any recognized investment exchange). Purchaser shall be entitled to make announcements and to publicize the existence or subject matter of this Agreement, as required by applicable law or otherwise.

6.6.

This Agreement shall be governed by and construed in accordance with the laws of the State of Israel. The Parties hereby irrevocably agree that the courts of Tel Aviv shall have exclusive jurisdiction to settle any dispute that may arise out of or in connection with this Agreement and agree to submit to the jurisdiction of such courts.

6.7.

In no event will a Party be liable to the other Party, whether for breach of contract, in tort or otherwise, for incidental, indirect, special or consequential damages, such as loss of revenues, profits or business opportunity.

6.8.

If any provision of this Agreement is held invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions of this Agreement, and, to that extent, the provisions of this Agreement are intended to be and shall be deemed severable.

6.9.

This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns. No Party may assign its respective rights and obligations hereunder, except that, subject to the conditions and restrictions set forth herein, the Seller may assign this Agreement to its individual shareholders, without the prior written consent of the other Party. Any assignment in contravention of this provision shall be void.

6.10.

This Agreement may be executed by the Parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been executed by the Parties hereto as of the day and year first hereinabove written.

ARP BioMed, Ltd.	GammaCan International, Inc.
(Seller)	(Purchaser)

/s/ Yair Aloni	/s/ Steven Katz
By: Yair Aloni	By: Steven Katz
Its:	Its: Chairman of the Board and President

List of Exhibits

Exhibit	Description

Exhibit A	Sale of Intellectual Property Agreement, dated as of June 11, 2004
Exhibit B-1	Form of Warrant
Exhibit B-2	Form of Additional Warrant
Exhibit C	Resolution of the Board of Directors of the Seller
Exhibit D	Resolution of the Shareholders of the Seller
Exhibit E	Officer’s Certificate of Seller with respect to Compliance
Exhibit F	Amendment to Sale of Intellectual Property Agreement
Exhibit G	Lock-up Agreement
Exhibit H	Resolution of the Board of Directors of the Purchaser
Exhibit I	Officer’s Certificate of Purchaser with respect to Compliance
Exhibit J	Registration Rights Agreement